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                                                                       EXHIBIT 5






                                 August 11, 1998



(949) 451-3800                                                     C 22453-00008


Diedrich Coffee, Inc.
2144 Michelson Drive
Irvine, California 92612

               Re:   Registration Statement on Form S-8
                     for Stock Option Plan and Agreement with Timothy J. Ryan

Ladies and Gentlemen:

        We have acted as your counsel in connection with the preparation of a Registration Statement on Form S-8 (the "Registration Statement") to be filed with the Securities and Exchange Commission on the date hereof, to register under the Securities Act of 1933, as amended (the "Act"), 600,000 shares of the Company's Common Stock, par value $0.01 per share (the "Common Stock"), available to be issued pursuant to awards granted under the Company's Stock Option Plan and Agreement with Timothy J. Ryan (the "Plan").

        For purposes of rendering this opinion, we have made such legal and factual examinations as we have deemed necessary under the circumstances and, as part of such examination, we have examined originals and copies, certified or otherwise, identified to our satisfaction, of the Plan, the Company's Certificate of Incorporation and Bylaws, and the records of corporate proceedings and other actions taken by the Company in connection with the Plan and the Common Stock issuable thereunder, and such other documents, corporate records and other instruments as we have deemed necessary or appropriate. Based upon the foregoing and in reliance thereon, and subject to (i) compliance with applicable state securities laws and (ii) the effectiveness of the Registration Statement pursuant to the Act, it is our opinion that the




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Diedrich Coffee, Inc.
August 11, 1998
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Common Stock, when issued and paid for in accordance with the Registration
Statement and the Plan, will be validly issued, fully paid and non-assessable.

        We hereby consent to the filing of this opinion as an exhibit to the Registration Statement, and we further consent to the use of our name under the caption "Legal Matters" in the Prospectus forming a part of said Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act or the Rules and Regulations thereunder.



                                            Very truly yours,

                                            /s/ GIBSON, DUNN & CRUTCHER LLP

                                            GIBSON, DUNN & CRUTCHER LLP

JBE/REA